SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive proxy statement.

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

FIRST FINANCIAL NORTHWEST, INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS II, L.P.

STILWELL VALUE PARTNERS V, L.P.

STILWELL VALUE PARTNERS VI, L.P.

STILWELL VALUE PARTNERS VII, L.P.

STILWELL PARTNERS, L.P.

STILWELL ASSOCIATES, L.P.

STILWELL ASSOCIATES INSURANCE FUND OF THE S.A.L.I. MULTI-SERIES FUND L.P.

STILWELL VALUE LLC

STILWELL ADVISERS LLC

JOSEPH STILWELL

SPENCER L. SCHNEIDER

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

STILWELL VALUE PARTNERS, LP

111 BROADWAY, 12TH FLOOR

NEW YORK, NY 10006

(212) 269-1551

April 17, 2012

Dear Fellow FFNW Owner,

I was gratified to see our board mention Keefe Bruyette & Woods as our Company’s investment banker in their letter yesterday. Unfortunately, they then immediately write about not wanting to sell FFNW in a ‘fire sale’. Only corporate idiots would talk about a ‘fire sale’. A redeemable board would direct their fine investment banker—KBW—to solicit bids from all potential buyers to maximize the price at which FFNW is sold, for the highest price in a corporate auction is surely one that is fair to us, the owners. And a redeemable board would make their intention to do so clear.

For this situation, our nominee, Spencer Schneider, would be an excellent replacement on the board for Victor Karpiak, the current board’s million-dollar man. Our Group, including Spencer, has substantial experience sitting on corporate boards and directing the sale of financial institutions. To my knowledge, the eight current board members have a collective total experience in this area of one. It’s time to add someone dedicated to maximizing shareholder value to the board.

To sum up the case for throwing Victor Karpiak off the board and sending our message to the entire board that they have done a poor job fulfilling their responsibilities:

•	FFNW came public in 2007.

•	Under the current board and CEO, FFNW had a net loss totaling $90 million during the ensuing five-year period.

•	During those five years, the board paid the CEO (according to Company filings with the SEC):

➢	$556,736 in 2007
➢	$2,101,520 in 2008
➢	$850,001 in 2009
➢	$704,605 in 2010
➢	$1,016,987 in 2011

•	According to a January 4, 2012 article in the Puget Sound Business Journal, Victor Karpiak said that ‘hopefully [FFNW] can ultimately start to acquire other banks.’ The board has not disavowed his comments.

•	Ergo, the board members, in my estimation, are either deficient in judgment or lacking in character.

If you would like to maximize shareholder value, please vote to remove Victor and to add Spencer to the board.

Sincerely,

/s/ Joseph Stilwell
Joseph Stilwell

P.S. The Company's annual meeting of shareholders will be held at the Carco Theatre, located at 1717 SE Maple Valley Highway, Renton, Washington, on Thursday, May 24, 2012, at 9:00 a.m., local time.

3 Easy Ways To Vote on the green proxy card

You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. If you are a registered record holder, please call (800) 218-2910. If you are a beneficial holders and hold shares through your bank or broker, please call (800) 454-8683. Have your control number listed on the GREEN form ready and follow the simple instructions.

2.	Vote by Internet. If you are a registered record holder, please vote at www.firstcoastresults.com/STIL.html. If you are a beneficial holders and hold shares through your bank or broker, please vote through www.proxyvote.com. Have your control number listed on the GREEN form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your GREEN proxy or voting instruction form in the postage-paid return envelope provided.

Please Act Today

Your Vote Is Important

Please sign, date and mail your GREEN proxy card or voting instruction form today. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Street name shareholders: Your bank or broker cannot vote your shares on all proposals unless it receives your specific instructions. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at (800) 829-6551.

▼ DETACH PROXY CARD HERE ▼

PROXY

THIS PROXY IS SOLICITED BY THE STIWELL GROUP IN OPPOSITION TO

THE BOARD OF DIRECTORS OF FIRST FINANCIAL NORTHWEST, INC.

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

THIS SOLICITATION IS NOT BEING MADE BY THE BOARD OF DIRECTORS OF FIRST FINANCIAL NORTHWEST, INC.

The undersigned hereby appoints Mr. Joseph Stilwell, Mr. Spencer L. Schneider, and Mr. Richard H. Grubaugh, and each of them, attorneys and agents with full power of substitution, as Proxy for the undersigned, to vote all shares of common stock, par value $0.01 per share, of First Financial Northwest, Inc. (“First Financial” or the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Carco Theatre, located at 1717 SE Maple Valley Highway, Renton, Washington, or any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Annual Meeting”).

This proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, this proxy will be voted “FOR” the election of the Stilwell Group’s Nominee for election as a director as noted on the reverse, “AGAINST” the non-binding vote on approval of the compensation of the Company’s named executive officers and “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent auditor for 2012. This proxy revokes all prior proxies given by the undersigned.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The Stilwell Group's Proxy Statement and form of GREEN proxy card are available at www.dfking.com/ffnw.

For registered shares, your proxy must be received by 11:59 P.M. (EDT) on the day before the meeting date. We will inform you of the meeting date after it is announced by the Company.

VOTE BY INTERNET - www.firstcoastresults.com/STIL.html

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-218-2910

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL - Mark, sign and date your GREEN proxy card and return it in the postage-paid envelope we have provided.

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE.

▼ DETACH PROXY CARD HERE ▼

The Stilwell Group recommends that you vote “FOR” the election of the Stilwell Group’s Nominee, Spencer Schneider, as a director, AGAINST the advisory vote approving the compensation of the Company's named executive officers, and “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent auditor.

1. ELECTION OF DIRECTORS

– To elect Mr. Spencer Schneider

☐ FOR ☐ WITHHOLD

The Stilwell Group intends to use this proxy to vote for the persons who have been nominated by the Company to serve as Directors, other than the Company nominee noted below. There is no assurance that any of the candidates nominated by the Company will serve as Directors if the Stilwell Group’s Nominee is elected. You should refer to the Company’s proxy statement and form of proxy distributed by the Company for the name, background, qualifications and other information concerning the Company’s nominees. The Stilwell Group is NOT seeking authority to vote for and will NOT exercise any authority for VICTOR KARPIAK.

Note: If you do not wish for your shares to be voted “FOR” either or both of the persons who have been nominated by the Company to serve as Directors, other than VICTOR KARPIAK, write the name of the Company nominee(s) in the following space:

2. ADVISORY (NON-BINDING) APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE INDEPENDENT AUDITOR FOR FIRST FINANCIAL NORTHWEST, INC. FOR THE YEAR ENDING DECEMBER 31, 2012.

☐ FOR ☐ AGAINST ☐ ABSTAIN

In his discretion, each Proxy is authorized to vote upon such other business that may properly come before the Annual Meeting and any and all adjournments or postponements thereof, as provided in the Proxy Statement provided herewith.

Please sign exactly as your name(s) appear on the proxy card(s) previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.

Dated:_______________________	Signature______________________________
Title:

Signature (if held jointly)__________________
Title: